EXHIBIT 99.8

SECURITY AGREEMENT

THIS SECURITY AGREEMENT is made and entered into as of March ___, 2003, between HEALTHMONT, INC., a Tennessee corporation (together with its successors and permitted assigns, the “Grantor”), and SUNLINK HEALTH SYSTEM, INC., an Ohio corporation (“SunLink”), in its capacity as Initial Lender under the Loan Agreement.

BACKGROUND STATEMENT

A.       This Agreement is for the benefit of SunLink and for the benefit of any other Lenders under the Loan Agreement and for the benefit of any Agent under the Loan Agreement.

B.        Pursuant to the Loan Agreement, the Secured Parties have made term loans and other extensions of credit to the Grantor.

C.       It is a condition to the Loan Agreement that the Grantor execute and deliver this Security Agreement to secure the Secured Obligations (defined below).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.        Defined Terms. For purposes of this Security Agreement, the following terms have the meanings set forth below; any capitalized terms used but not defined in this Security Agreement have the meanings given in the Loan Agreement:

“Accounts” means all “accounts,” as such term is defined in the UCC, now owned or hereafter acquired by the Grantor and, in any event, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to the Grantor, whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations which may be characterized as an account or contract right under the UCC), (b) all of the Grantor’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, (c) all of the Grantor’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to the Grantor, under all purchase orders and contracts for the sale of goods or the performance of services or both by the Grantor or in connection with any other transaction (whether or not yet earned by performance on the part of the Grantor) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

“Agent” means such Person, if any, as may be named as agent for the Lenders under the Loan Agreement. Any Agent shall have all the rights granted to the Initial Lender hereunder and unless and until an Agent is appointed, the Initial Lender shall also have all rights granted to an Agent hereunder, regardless of whether such rights shall have been expressly granted to the Initial Lender.

“Chattel Paper” means any “chattel paper,” as such term is defined in the UCC, now owned or hereafter acquired by the Grantor, wherever located.

“Contracts” means all “contracts,” as such term is defined in the UCC, now owned or hereafter acquired by the Grantor, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which the Grantor may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

“Copyright License” means any and all rights now owned or hereafter acquired by the Grantor under any written agreement granting any right to use any Copyright or Copyright registration.

“Copyrights” means all of the following now owned or hereafter acquired by the Grantor: (a) all copyrights and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

“Documents” means any “documents,” as such term is defined in the UCC, now owned or hereafter acquired by the Grantor, wherever located.

“Equipment” means all “equipment,” as such term is defined in the UCC, now owned or hereafter acquired by the Grantor, wherever located and, in any event, including all the Grantor’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment (other than software constituting part of the Accounts), and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

“Fixtures” means any “fixtures” as such term is defined in the UCC, now owned or hereafter acquired by the Grantor.

“General Intangibles” means any “general intangibles,” as such term is defined in the UCC, now owned or hereafter acquired by the Grantor, and, in any event, including all right, title and interest which the Grantor may now or hereafter have in or under any Contract, all customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Grantor or any computer bureau or service company from time to time acting for the Grantor.

“Heller” means Heller Healthcare Finance, Inc., a Delaware corporation and any successor in interest thereto, including any successor in interest resulting from Heller’s merger with General Electric Capital Corporation.

“Initial Lender” means SunLink as the initial lender under the Loan Agreement and such Person, if any, as may be named as Agent under the Loan Agreement.

“Instruments” means any “instrument,” as such term is defined in the UCC, now owned or hereafter acquired by the Grantor, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

“Inventory” means any “inventory,” as such term is defined in the UCC, now or hereafter owned or acquired by the Grantor, wherever located, and in any event including inventory, merchandise, goods and other personal property which are held by or on behalf of the Grantor for sale or lease or are furnished or are to be furnished under a contract of service, or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in the Grantor’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

“Investment Property” shall have the meaning ascribed thereto in Section 9-115 of the UCC in those jurisdictions in which such definition has been adopted and shall include (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of the Grantor, including the rights of the Grantor to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts held by the Grantor; (iv) all commodity contracts held by the Grantor; and (v) all commodity accounts held by the Grantor.

“Lenders” means the Initial Lender and all other Lenders under the Loan Agreement.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by the Grantor.

“Loan Agreement” means the Loan Agreement of even date herewith among the Grantor and the Lenders party thereto (initially consisting solely of SunLink as the Initial Lender), as such agreement may be hereafter amended, restated, supplemented or otherwise modified from time to time.

“Patent License” means rights under any written agreement now owned or hereafter acquired by the Grantor granting any right with respect to any invention on which a Patent is in existence.

“Patents” means all of the following in which the Grantor now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

“Person” shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental entity or other entity or organization.

“Proceeds” means “proceeds” as such term is defined in the UCC and, in any event, shall include (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Grantor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to the Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (c) any claim of the Grantor against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by the Grantor against third parties with respect to any litigation or dispute concerning any of the Collateral, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

“Secured Obligations” means the obligations secured under this Security Agreement which include the Obligations, as defined in the Loan Agreement.

“Secured Parties” means SunLink as Initial Lender and all other Lenders and any Agent under the Loan Agreement and their successors and assigns.

“Subordination Agreement” means that certain Subordination Agreement dated as of the same date as this Security Agreement providing for the subordination of the rights of the Secured Parties to the rights of Heller from and to the extent as provided therein.

“Trademark License” means rights under any written agreement now owned or hereafter acquired by the Grantor granting any right to use any Trademark.

“Trademarks” means all of the following now owned or hereafter acquired by the Grantor: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

“UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of Georgia; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Georgia, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

2.        Grant of Lien.

(a)       To secure the prompt and complete payment, performance and observance of all of the Secured Obligations, the Grantor hereby grants, assigns, conveys, pledges, hypothecates and transfers to the Initial Lender, on behalf of the Secured Parties, a Lien upon all of the Grantor’s right, title and interest in, to and under all of the Grantor’s property, including without limitation the following property, whether now owned by or owing to, or hereafter acquired by or arising in favor of the Grantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to the Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the “Collateral”):

(i)        all Accounts of the Grantor;

(ii)       all Chattel Paper of the Grantor;

(iii)     all Contracts of the Grantor;

(iv)      all Documents of the Grantor;

(v)       all Equipment of the Grantor;

(vi)      all Fixtures of the Grantor;

(vii)    all General Intangibles of the Grantor;

(viii)   all goods of the Grantor;

(ix)      all Instruments of the Grantor;

(x)       all Inventory of the Grantor;

(xi)      all Investment Property of the Grantor;

(xii)    all deposit and other bank accounts of the Grantor and all deposits therein;

(xiii)   all money, cash or cash equivalents of the Grantor; and

(xiv)   to the extent not otherwise included, all Proceeds and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

(b)      Notwithstanding anything herein to the contrary, the Collateral shall not include any Contract or License if and to the extent that the receipt by the Initial Lender hereunder of a Lien in the Grantor’s rights, titles or interests therein or thereunder will constitute a breach or a default under such Contract or License by the Grantor and such breach or default has not been waived by the other party to such Contact or License or such other party has not consented to the Secured Parties’ receipt of such Lien; provided that the foregoing exclusion shall in no way be construed (a) to apply to the extent that any prohibition in such Contact or License on the grant of a security interest in the Grantor’s rights, titles or interests therein or thereunder is not enforceable under Section 9-318 of the UCC or any other applicable law or (b) so as to limit, impair or otherwise affect the Initial Lender’s unconditional security interest in and Lien on any rights or interests of the Grantor in or to any and all monies due or to become due under such Contract or License.

3.        Limitations on the Secured Parties’ Obligations. It is expressly agreed by the Grantor that, anything herein to the contrary notwithstanding, the Grantor shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither the Lenders nor any Agent shall have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Initial Lender, any Agent or any other Secured Party of any payment relating to any Contract or License pursuant hereto. Neither the Lenders nor any Agent shall be required or obligated in any manner to perform or fulfill any of the obligations of the Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

4.        Representations and Warranties. The Grantor represents and warrants that:

(a)       The Grantor is the sole owner (or in the case of any leased item of equipment, the sole lessee) of each item of the Collateral upon which it purports to grant a Lien hereunder and has good and marketable title thereto free and clear of any and all Liens other than Permitted Liens.

(b)      No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by the Grantor in favor of Heller pursuant to the Heller Loan Documents, (ii) by the Grantor in favor of the Initial Lender pursuant to this Security Agreement or the other Loan Documents, and (iii) in connection with any other Permitted Liens.

(c)       This Security Agreement is effective to create a valid and continuing Lien on and, upon the filing of the Uniform Commercial Code financing statements set forth on Schedule I hereto, a perfected Lien in favor of the Initial Lender for the benefit of the Secured Parties on the Collateral of the Grantor with respect to which a Lien may be perfected by filing pursuant to the UCC, and such Lien is prior to all other Liens in favor of any other Person, except (i) Liens in favor of Heller, pursuant to the Heller Loan Documents and (ii) Permitted Liens that would be prior to Liens in favor of the Initial Lender as a matter of law, and is enforceable as such as against any and all creditors of and purchasers from the Grantor (other than purchasers of Inventory in the ordinary course of business).

(d)      The Grantor’s chief executive office, principal place of business, federal taxpayer identification number, corporate offices, all warehouses and premises where Collateral is stored or located, and the locations of all of its books and records concerning the Collateral are set forth in Schedule II hereto; the Grantor has no interest in, or title to, any Patent, Trademark or Copyright except as disclosed on Schedule II; and Schedule II is true, complete, and correct as of the date hereof.

5.        Covenants. The Grantor covenants and agrees with the Initial Lender and the other Secured Parties that from and after the date of this Security Agreement and until the Termination Date:

(a)       Further Assurances; Pledge of Instruments. At any time and from time to time, upon the written request of the Initial Lender and at the sole expense of the Grantor, the Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as the Initial Lender in its reasonable judgment may deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (i) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Initial Lender of any License or Contract held by the Grantor or in which the Grantor has any rights not heretofore assigned, (ii) filing any financing or continuation statements under the UCC with respect to the Liens granted hereunder or under any other Loan Document, (iii) if requested by the Initial Lender, transferring Collateral to the Initial Lender’s possession if such Collateral consists of chattel paper, instruments or if a Lien on such Collateral can be perfected only by possession or control, and (iv) using its best efforts to obtain waivers of Liens, if any exist, from landlords and mortgagees. The Grantor also hereby authorizes the Initial Lender to file any such financing or continuation statements without the signature of the Grantor to the extent permitted by applicable law.

(b)      Maintenance of Liens. The Grantor shall not change its name, identity or form of organization in any manner unless it shall have given the Initial Lender at least 10 days’ prior notice thereof. The Grantor shall not change the location of (i) its chief executive office or chief place of business or (ii) the locations where it keeps or holds any Collateral or any records relating thereto from the applicable location described in Schedule II if such change would cause the Lien of the Initial Lender on such Collateral to lapse or cease or otherwise affect the perfection of such Lien, unless it shall have given the Initial Lender at least 10 days’ prior notice thereof. The Grantor shall not in any event change the location of any Collateral without the prior written consent of the Initial Lender if such change would cause the Liens on such Collateral to lapse or cease to be perfected.

(c)       Maintenance of Records. The Grantor shall keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral. The Grantor shall mark its books and records pertaining to the Collateral to evidence this Security Agreement and the Liens granted hereby.

(d)      Pledge of Bank Accounts. The Grantor shall not open or maintain any bank account, money market account or investment account (a “Pledged Account”) unless such account is first listed on Schedule III hereto and is subject to a pledged account agreement, in form and substance satisfactory to the Initial Lender, which shall establish or assign such account in the name of the Initial Lender and under the exclusive control of the Initial Lender (each a “Pledged Account Agreement”). From and after the Closing Date, the Grantor shall cause all funds of the Grantor to be deposited into the Pledged Accounts, except for funds deposited at the direction of the Manager in non-Pledged Accounts. All right, title and interest in and to the cash amounts on deposit from time to time in the Pledged Accounts shall vest in the Initial Lender (pursuant to the Pledged Account Agreement for each Pledged Account), shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied thereto as hereinafter provided. Except as the Manger shall otherwise direct, the Grantor shall instruct all account debtors and other Persons obligated in respect of all Accounts, to make all payments in respect of such Accounts and shall use its reasonable best efforts to cause such account debtors and other Persons to remit all such payments directly to a Pledged Account of the Grantor (if paid by wire transfer). In addition to the foregoing, the Grantor agrees that if the proceeds of any Collateral hereunder (including the payments made in respect of Accounts) shall be received by the Grantor, the Grantor shall as promptly as possible deposit such proceeds into a Pledged Account. Until so deposited, all such proceeds shall be held in trust by the Grantor for and as the property of the Secured Parties and shall not be commingled with any other funds or property of the Grantor.

6.        Remedies; Rights Upon Default.

(a)       In addition to all other rights and remedies granted to it under this Security Agreement, the Loan Agreement, the other Loan Documents, and under any other instrument or agreement securing, evidencing or relating to any of the Secured Obligations, if any Event of Default shall have occurred and be continuing, the Initial Lender may exercise all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Grantor expressly agrees that in any such event the Initial Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith enter upon the premises of the Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving the Grantor or any other Person notice and opportunity for a hearing on the Initial Lender’s claim or action, and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. Each Secured Party shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption the Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. The Initial Lender shall have the right to conduct such sales on the Grantor’s premises or elsewhere and shall have the right to use the Grantor’s premises without charge for such time or times as the Initial Lender deems necessary or advisable. The Grantor further agrees, at the request of the Initial Lender, to assemble the Collateral and make it available to the Initial Lender at places which the Initial Lender shall reasonably select, whether at the Grantor’ premises or elsewhere. Until the Initial Lender is able to effect a sale, lease, or other disposition of Collateral, the Initial Lender shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Initial Lender. The Initial Lender shall have no obligation to the Grantor to maintain or preserve the rights of the Grantor as against third parties with respect to Collateral while Collateral is in the possession of the Initial Lender. The Initial Lender may seek the appointment of a receiver or keeper to take possession of Collateral and to enforce all remedies with respect to such appointment without prior notice or hearing as to such appointment. The Initial Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Secured Obligations, and only after so paying over such net proceeds, and after the payment by the Initial Lender of any other amount required by any provision of law, need the Initial Lender account for the surplus, if any, to the Grantor. To the maximum extent permitted by applicable law, the Grantor waives all claims, damages, and demands against the Initial Lender and the other Secured Parties arising out of the repossession, retention or sale of the Collateral except to the extent such arise out of the gross negligence or willful misconduct of such Person. The Grantor agrees that ten (10) days prior notice by the Initial Lender of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. The Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any reasonable attorneys’ fees actually incurred and reasonable other expenses actually incurred by the Initial Lender and the other

Secured Parties to collect such deficiency.

(b)      Except as otherwise specifically provided herein, the Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

7.        Grant of License to Use Intellectual Property. For the purpose of enabling the Initial Lender to exercise rights and remedies under Section 6 hereof (including, without limiting the terms of Section 6 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as the Initial Lender shall be lawfully entitled to exercise such rights and remedies, the Grantor hereby grants to the Initial Lender an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by the Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

8.        Limitation on Duties in Respect of Collateral. The Initial Lender shall use reasonable care with respect to the Collateral in its possession or under its control. The Initial Lender shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

9.        Subordination. The rights of the Secured Parties and the obligations of Grantor under this Agreement are subject to the terms and conditions of the Subordination Agreement and the rights of Heller under such Subordination Agreement.

10.      Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Grantor for liquidation or reorganization, should the Grantor become insolvent or make an assignment for the benefit of any creditor or should a receiver or trustee be appointed for all or any significant part of the Grantors’ assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11.      Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Loan Agreement.

12.      Severability. Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This Security Agreement is to be read, construed and applied together with the Loan Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of the Secured Parties and the Grantors with respect to the matters referred to herein and therein.

13.      No Waiver; Cumulative Remedies. No failure or delay on the part of the Initial Lender or any other Secured Party in exercising any right or remedy hereunder and no course of dealing between the Grantor, the Initial Lender or any other Secured Party shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Initial Lender or other Secured Parties would otherwise have. No notice to or demand on the Grantor not required hereunder or under any other Loan Document in any case shall entitle the Grantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Initial Lender or any other Secured Party to any other or further action in any circumstances without notice or demand.

14.      Limitation by Law. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

15.      Termination. Subject to Section 10 hereof, this Security Agreement shall terminate upon the indefeasible payment in full of all of the Secured Obligations and the termination of the Lenders’ Commitments, and all of Secured Parties’ rights, titles and interests in and to the Collateral hereunder shall automatically be terminated and released on such date (the “Termination Date”).

16.      Release of Collateral. If the Grantor sells or otherwise disposes of any Collateral in a manner expressly permitted under the Loan Documents, the Liens of the Initial Lender or any other Secured Parties , as the case may be, therein (but not in the proceeds of such sale or disposition) shall be automatically released, and the Initial Lender shall promptly execute any Uniform Commercial Code financing statement terminations, mortgage releases and other such lien release documents as the Grantor may request in order to give public notice of such terminations and releases (provided, however, that any and all such documents shall be prepared and recorded at the Grantor’s expense).

17.      Successors and Assigns. This Security Agreement and all obligations of the Grantor hereunder shall be binding upon the successors and assigns of the Grantor (including any debtor-in-possession on behalf of the Grantor) and shall, together with the rights and remedies of Secured Parties hereunder, inure to the benefit of Secured Parties, all future holders of any instrument evidencing any of the Secured Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to Secured Parties hereunder. Grantor may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.

18.      Section Titles. All Section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of the provisions of this Security Agreement.

19.      Counterparts. This Security Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one and the same agreement.

20.      Governing Law. This Security Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia without regard to principles of conflicts of laws thereof.

21.      Jury Trial Waiver; Consent to Forum. (a)  THE GRANTOR AND EACH SECURED PARTY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY MATTER ARISING HEREUNDER OR THEREUNDER TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW.

(b)      THE GRANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA AND OF ANY GEORGIA COURT SITTING IN COBB COUNTY, GEORGIA FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE GRANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN THIS SECURITY AGREEMENT. NOTHING IN THIS SECURITY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS SECURITY AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

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IN WITNESS WHEREOF, the Grantor has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTOR: HEALTHMONT, INC.
By:

Timothy S. Hill Chief Executive Officer

INITIAL LENDER: SUNLINK HEALTHCARE CORP.
By:

Robert M. Thornton, Jr. Chief Executive Officer

Schedule I

UCC Financing Statements

Financing Statements, covering the Collateral with respect to which a Lien may be perfected by filing pursuant to the UCC, filed with the Secretary of State of the State of Tennessee.

Schedule II

Disclosure

Schedule III

Bank Accounts

HealthMont, Inc.
111 Long Valley Road
Brentwood, TN 37027
EIN# ______________

____________ account - ______________

____________ account - ______________